GATELY & ASSOCIATES, LLC
Certified Public Accountants

1248 Woodridge Court
Altamonte Springs, FL 32714
Telephone: 407-341-6942
Telefax: 407-540-9612

March 22, 2006

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 304 disclosure of Form 8-K/A dated March 22, 2006 of Fresh Harvest Products, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the Form 8-K/A.

Very truly yours,

Gately & Associates, LLC

Gately & Associates, LLC